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                                                                     EXHIBIT 5.1


                             Morrison & Foerster LLP
                               5200 Republic Plaza
                             370 Seventeenth Street
                              Denver, CO 80202-5638


                                February 9, 2004



Connetics Corporation
3290 West Bayshore Road
Palo Alto, California  94303

     RE:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Connetics Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8, being filed by the Company with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933 of a total of 2,118,016 shares (the "Shares") of the Company's Common Stock, $0.001 par value, which will be issuable from time to time under the Company's 1995 Directors' Stock Option Plan, 1995 Employee Stock Purchase Plan, 2002 Employee Stock Plan and Stock Plan (2000)(collectively referred to herein as the "Plans").

     In connection therewith, we have reviewed such Registration Statement, the Company's filings with the Securities and Exchange Commission, certain of the Company's corporate records, documents, instruments and certificates of public officials taken in connection with the adoption of the Plans and the authorization of the issuance of the Shares and such other factual and legal matters as we have deemed necessary for purposes of rendering the opinion set forth herein.

     We have assumed the genuineness of the signatures on and the authenticity of all documents submitted to us as originals and the conformity with originals of all items submitted to us as copies. We also have relied upon a certificate of an officer of the Company as to certain factual matters. We have relied on the Company's records and have assumed the accuracy and completeness thereof.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the terms of the Plans and pursuant to the agreements that accompany each issuance under the Plans, will be validly issued, fully paid and nonassessable.
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Connetics Corporation
February 9, 2004
Page 2


     We express no opinion as to matters governed by the laws of any jurisdiction other than the laws of the State of Delaware and the federal laws of the United States of America, as in effect on the date hereof.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement referred to above.

                                      Very truly yours,

                                      /s/ MORRISON & Foerster LLP
                                      ---------------------------
                                      Morrison & Foerster LLP